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EXHIBIT NO. 2













                          ASSET CONTRIBUTION AGREEMENT

                                      Among

                            USABancShares.com, Inc.,

                                USACapital, Inc.

                               Bondsonline, Inc.,

                                  David Landes

                                       and

                             Bondsonline Group, Inc.

                                   Dated as of

                                  May 25, 2000
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                                TABLE OF CONTENTS

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ARTICLE I - CONTRIBUTIONS BY USAB AND BONDS.......................................................................1
         1.1      Contribution By Bonds- Exchange and Assumption of Liabilities by Newco..........................1
         1.2      Contribution by USAB and Exchange...............................................................2

ARTICLE II - CLOSING..............................................................................................2
         2.1      Closing.........................................................................................2
         2.2      Deliveries by Bonds. ...........................................................................3
         2.3      Deliveries by USAB..............................................................................3
         2.4      Deliveries by Newco.  ..........................................................................4

ARTICLE III - RELATED MATTERS.....................................................................................4
         3.1      Use of Name.....................................................................................4
         3.2      Bonds Employees.................................................................................5
         3.3      USAC Employees..................................................................................5

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BONDS AND LANDES...................................................5
         4.1      Organization, Etc.- Capitalization..............................................................5
         4.2      Authorization...................................................................................6
         4.3      No Violation................................................................................... 7
         4.4      Subsidiaries....................................................................................7
         4.5      Financial Statements............................................................................7
         4.6      No Undisclosed or Contingent Liabilities........................................................7
         4.7      Absence of Certain Changes......................................................................8
         4.8      Litigation, Orders..............................................................................9
         4.9      Title to Properties; Encumbrances...............................................................9
         4.10     Equipment..................................................................................... 10
         4.11     Compliance with Law............................................................................10
         4.12     Taxes..........................................................................................10
         4.13     Consents and Approvals.........................................................................11
         4.14     Good Title Conveyed, Etc.......................................................................11
         4.15     Insurance......................................................................................11
         4.16     Contracts and Commitments......................................................................11
         4.17     Certain Interests..............................................................................12
         4.18     Intellectual Property..........................................................................13
         4.19     Employee Benefit Plans.........................................................................13
         4.20     Labor Matters..................................................................................14
         4.21     Personnel......................................................................................14
         4.22     Bank Accounts..................................................................................14
         4.23     Real Property..................................................................................14
         4.24     Environmental Matters..........................................................................14
         4.25     Transactions with Affiliates...................................................................15
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         4.26     Tax Treatment..................................................................................15
         4.27     Disclosure.....................................................................................15

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF USAB AND USAC......................................................16
         5.1      Organization, Etc.; Capitalization.............................................................16
         5.2      Authorization..................................................................................16
         5.3      No Violation...................................................................................16
         5.4      Subsidiaries...................................................................................17
         5.5      Financial Statements...........................................................................17
         5.6      No Undisclosed or Contingent Liabilities.......................................................17
         5.7      Absence of Certain Changes.....................................................................17
         5.8      Litigation, Orders.............................................................................19
         5.9      Title to Properties; Encumbrances..............................................................20
         5.10     Equipment......................................................................................20
         5.11     Compliance with Law............................................................................20
         5.12     Taxes..........................................................................................20
         5.13     Consents and Approvals.........................................................................21
         5.14     Good Title Conveyed, Etc.......................................................................21
         5.15     Insurance......................................................................................21
         5.16     Contracts and Commitments......................................................................22
         5.17     Certain Interests..............................................................................23
         5.18     Intellectual Property..........................................................................23
         5.19     Employee Benefit Plans.........................................................................24
         5.20     Labor Matters..................................................................................24
         5.21     Personnel......................................................................................25
         5.22     Bank Accounts..................................................................................25
         5.23     Real Property..................................................................................25
         5.24     Environmental Matters..........................................................................25
         5.25     Transactions with Affiliates...................................................................26
         5.26     Tax Treatment..................................................................................26
         5.27     Disclosure.....................................................................................26

ARTICLE V(A) - ADDITIONAL REPRESENTATIONS AND  WARRANTIES OF USAB................................................26
         5A.1     Ownership of USAC Common Stock.................................................................26
         5A.2     Shareholder Consent............................................................................27

ARTICLE V (B) - REPRESENTATIONS AND WARRANTIES OF NEWCO..........................................................27
         5B.1     Organization, Etc.; Capitalization.  ..........................................................27
         5B.2     Authorization..................................................................................27
         5B.3     No Violation...................................................................................28
         5B.4     Subsidiaries...................................................................................28
         5B.5     Option Plan....................................................................................28

ARTICLE VI - SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION........................................................28
         6.1      Survival of Representations....................................................................28
         6.2      Indemnification................................................................................29
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         6.3      Conditions of Indemnification..................................................................29

ARTICLE VII - OTHER OBLIGATIONS OF SELLER AND BUYER..............................................................30
         7.1      Access.........................................................................................30
         7.2      Consents.......................................................................................30
         7.3      Supplemental Disclosure........................................................................31
         7.4      Governmental and Regulatory Filings............................................................31
         7.5      Discharge of Liens.............................................................................31
         7.6      Conduct of Bonds Business......................................................................31
         7.7      Conduct of USAC Business.......................................................................33
         7.8      Covenant to Satisfy Conditions.................................................................35
         7.9      Confidentiality................................................................................35
         7.10     Assignment of Confidentiality Agreements.......................................................35
         7.11     Competition....................................................................................35
         7.12     Exclusivity....................................................................................36

ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF USAB AND USAC........................................................36
         8.1      Representations and Warranties.................................................................36
         8.2      Performance by Bonds and Landes................................................................37
         8.3      No Proceeding or Litigation....................................................................37
         8.4      No Injunction..................................................................................37
         8.5      Officer's and Landes' Certificates.............................................................37
         8.6      Secretary's Certificate from Bonds.............................................................37
         8.7      Documents......................................................................................37
         8.8      Consents and Approvals.........................................................................37
         8.9      Material Adverse Change........................................................................38
         8.10     Representations and Warranties of Newco........................................................38
         8.11     Performance by Newco...........................................................................38
         8.12     Newco's Certificates...........................................................................38
         8.13     Employment Agreements..........................................................................38
         8.14     Private Placement..............................................................................38

ARTICLE IX - CONDITIONS TO OBLIGATIONS OF BONDS AND LANDES.......................................................38
         9.1      Representations and Warranties of USAB and USAC................................................38
         9.2      Performance by USAB and USAC...................................................................39
         9.3      No Proceeding or Litigation....................................................................39
         9.4      No Injunction..................................................................................39
         9.5      Officer's Certificates from USAB and USAC......................................................39
         9.6      Secretary's Certificates from USAB and USAC....................................................39
         9.7      Dissenting Shares..............................................................................39
         9.8      No Material Adverse Change.....................................................................39
         9.9      Documents......................................................................................39
         9.10     Consents and Approvals.........................................................................39
         9.11     Representations and Warranties of Newco........................................................40
         9.12     Performance by Newco...........................................................................40
         9.13     Newco's Certificates...........................................................................40
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         9.14     Employment Agreement...........................................................................40

ARTICLE X - TERMINATION OF AGREEMENT.............................................................................40
         10.1     Termination of Agreement.......................................................................40
         10.2     Procedure Upon Termination.....................................................................41

ARTICLE XI - NEWCO BOARD OF DIRECTORS............................................................................41
         11.1     Board Representation...........................................................................41
         11.2     Changes to Board Representation................................................................41

ARTICLE XII - MISCELLANEOUS......................................................................................42
         12.1     Press Releases and Public Announcements........................................................42
         12.2     Commissions....................................................................................42
         12.3     Further Assurances.............................................................................42
         12.4     Parties in Interest............................................................................42
         12.5     Survivability; Investigations..................................................................42
         12.6     Reasonable Efforts.  ..........................................................................42
         12.7     Entire Agreement, Amendments and Waiver........................................................43
         12.8     Headings.......................................................................................43
         12.9     Notices........................................................................................43
         12.10    Governing Law; Jurisdiction....................................................................44
         12.11    Severability...................................................................................44
         12.12    WAIVER OF JURY TRIAL...........................................................................44
         12.13    Third Parties..................................................................................45
         12.14    Counterparts...................................................................................45
         12.15    Expenses.......................................................................................45
         12.16    Construction.................................................................................. 45
         12.17    Incorporation of Exhibits and Schedules....................................................... 45

ARTICLE XIII - DEFINED TERMS.....................................................................................45
         13.1     Location of Certain Defined Terms..............................................................45
         13.2     Other Defined Terms............................................................................47

EXHIBITS

         EXHIBIT A - Bill of Sale

         EXHIBIT B - Assignment

         EXHIBIT C - Assignment and Assumption Agreement
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

                          ASSET CONTRIBUTION AGREEMENT


         THIS ASSET CONTRIBUTION AGREEMENT, dated as of May 25, 2000, is by and among USABancShares.com, Inc., a Pennsylvania corporation ("USAB"), USACapital, Inc., a Pennsylvania corporation ("USAC"), Bondsonline, Inc., a Washington corporation ("Bonds"), David Landes ("Landes") and Bondsonline Group, Inc., a Delaware corporation ("Newco").

                                   BACKGROUND

         USAC, a wholly-owned subsidiary of USAB, provides on line broker-dealer services and sells equity investment products on its Web site (the "USAC Business").

         Bonds is engaged in providing information over its Web site to investors concerning treasury, corporate, municipal and savings bonds (the "Bonds Business").

         Landes owns 74% of the issued and outstanding capital stock of Bonds prior to the completion of the Private Placement (as defined in Section 4.1(b)).

         The parties desire to enter into a transaction (the "Transaction") as set forth in this Agreement by which (i) USAB will contribute to Newco all of the capital stock of USAC in exchange for 49% of the common stock of Newco to be issued and outstanding after the consummation of the Transaction, and (ii) Bonds will contribute to Newco all of the assets used or useful in the Bonds Business in exchange for 51% of the common stock of Newco to be issued and outstanding after the consummation of the Transaction.

         The parties intend that the Transaction shall be tax-free to the extent provided in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

         Accordingly, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                         CONTRIBUTIONS BY USAB AND BONDS

         1.1 Contribution By Bonds; Exchange and Assumption of Liabilities by Newco.

                  (a) Subject to the terms and conditions set forth herein, on the Closing Date (as defined below), Bonds shall contribute to Newco all of Bonds' assets, tangible and intangible and wherever situated, used or useful in the Bonds Business (the "Bonds Assets"), in exchange for 5,696,250 shares of Newco Common Stock, par value $.001 per share ("Newco Common Stock"). The Bonds Assets shall include, without limitation, (i) all assets reflected on the Bonds Balance Sheet, (ii) the Bonds Intellectual Property (as defined in Section 4.18(a)), (iii) the minimum net proceeds derived from the Private Placement (as defined in Section 4.1(b)), and (iv) the bank accounts set forth in Schedule 4.22. No liabilities of Bonds shall be assigned by Bonds to Newco, or assumed by Newco from Bonds other than those for outstanding options issued under the 1993 Plan (as defined in Section 4.1), as set forth on Schedule 4.1(b) (the "1993 Plan Liabilities").

                  (b) The contribution of the Bonds Assets shall be effected by delivery by Bonds to Newco at the Closing (as defined below) of the following:

                      (i) a bill of sale in substantially the form of Exhibit A hereto (the "Bill of Sale");

                      (ii) assignments with respect to all patents, trademarks, trade or service names and marks, assumed names and copyrights and all applications therefor in which Bonds has any interest, all in recordable form, in substantially the form of Exhibit B hereto (each, an "Assignment", and collectively, the "Assignments"); and

                      (iii) such other good and sufficient instruments of conveyance and transfer as shall be necessary to vest in Newco good and valid title to the Bonds Assets (collectively, the "Other Instruments").

                  (c) Subject to the terms and conditions of this Agreement, at the Closing, Newco shall assume and agree to perform, pay or discharge the 1993 Plan Liabilities, pursuant to the Assignment and Assumption Agreement, substantially in the form of Exhibit C hereto (the "Assignment and Assumption Agreement").

         1.2      Contribution by USAB and Exchange.

                  (a) Subject to the terms and conditions set forth herein, on the Closing Date USAB shall contribute to Newco 100 shares of USAC Common Stock, par value $.01 per share (the "USAC Stock"), which represents all the issued and outstanding capital stock of USAC, in exchange for 5,472,867 shares of Newco Common Stock.

                  (b) The contribution of the USAC Stock shall be effected by delivery by USAC to Newco at the Closing certificates representing the USAC Stock duly endorsed for transfer or with executed stock powers attached (the "USAC Certificates").

                                   ARTICLE II

                                     CLOSING

         2.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 260 S. Broad Street, Philadelphia, Pennsylvania, at 10:00 A.M., on the Second Business Day (as defined below) after the satisfaction or (subject to applicable law) waiver of the conditions (excluding conditions that by their terms cannot be satisfied until the Closing Date) set forth in

                                        2
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Articles VIII and IX; or such other time and date as the parties may agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date." For purposes of this Agreement, "Business Day" means every day of the week excluding Saturdays, Sundays and Federal holidays.

         2.2 Deliveries by Bonds. At the Closing, Bonds shall deliver to Newco the following:

             (a) the Bill of Sale;

             (b) the Assignments and the Other Instruments;

             (c) an executed counterpart of the Assignment and Assumption Agreement;

             (d) the certificates of Bonds and Landes referred to in Section
8.5;

             (e) the secretary's certificate referred to in Section 8.6;

             (f) executed counterparts of any consents referred to in Section
8.8;

             (g) all documents containing or relating to intellectual property to be contributed to Newco pursuant to this Agreement;

             (h) all books and records (including all computerized records and their computerized storage media and the software used in connection therewith) of the Bonds Business (collectively, "Books and Records"), including all Books and Records relating to the purchase of materials, supplies and services for Bonds, dealings with customers and distributors of Bonds, and employees of Bonds that Newco determines in its sole discretion to hire, and all records and signature and authorization cards relating to Bonds bank accounts referred to in
Section 4.22;

             (i) a statement showing the detailed use of gross proceeds and the expenses of the Private Placement; and

             (j) all other previously undelivered documents, instruments and writings required to be delivered by Bonds to Newco at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

         2.3 Deliveries by USAB. At the Closing, USAB shall deliver to Newco the following:

             (a) the USAC Certificates;

             (b) the officers' certificate referred to in Section 9.5;

             (c) the secretary's certificate referred to in Section 9.6;

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             (d) executed counterparts of any consents referred to in Section
9.10;

             (e) all other previously undelivered documents, instruments and writings required to be delivered by USAB to Newco at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

         2.4 Deliveries by Newco.

             (a) At the Closing, Newco shall deliver to Bonds the following:

                 (i) a certificate representing 5,696,250 shares of Newco Common Stock;

                 (ii)  the Assignment and Assumption Agreement;

                 (iii) the certificates referred to in Section 9.13; and

                 (iv) all other previously undelivered documents, instruments and writings required to be delivered by Newco to Bonds at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

             (b) At the Closing, Newco shall deliver to USAB the following:

                 (i) a certificate representing 5,472,867 shares of Newco Common Stock;

                 (ii)  the certificates referred to in Section 8.12; and

                 (iii) all other previously undelivered documents, instruments and writings required to be delivered by Newco to USAB at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

             (c) At the Closing, Newco shall execute employment agreements with David Landes, Sean Sweeney and Gene Stice, in the form attached to this Agreement as Exhibit D hereto.

                                   ARTICLE III

                                 RELATED MATTERS

         3.1 Use of Name. At the Closing, Bonds shall cause an amendment to its certificate of incorporation to be filed with the Secretary of State of the State of Washington, changing its name to a name bearing no resemblance to "Bondsonline.com, Inc.". At the Closing Bonds shall deliver to Newco a duplicate original of such amendment, duly executed and suitable for filing. After the Closing, Bonds shall not use or permit any of its Affiliates (as defined in Section 12.2) to use the name "Bondsonline.com, Inc."or any variant or derivative thereof. Bonds shall

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execute and deliver to Newco, at or before the Closing, all consents requested
Newco to enable Newco to use the name "Bondsonline.com, Inc." and will otherwise cooperate with Bonds in connection therewith.

         3.2 Bonds Employees. Newco shall have the right, but shall have no obligation, to offer employment to such employees of Bonds who are employed in the Bonds Business as Newco in its sole discretion may determine. Any employment offered by Newco to employees of Bonds shall be on such terms and conditions as Newco in its sole discretion may determine. Nothing contained in this Section
3.2 shall be construed to confer upon or give to any person other than the parties to this Agreement and their successors or permitted assigns any rights or remedies hereunder. Bonds shall cooperate with Newco in this regard and shall permit Newco throughout the period prior to the Closing Date (i) to meet with employees of Bonds at such times as Newco shall reasonably request, and (ii) to distribute to Bonds employees such forms and other documents relating to employment after the Closing Date by Newco as Newco may reasonably request.

         3.3 USAC Employees.

             (a) Prior to Closing, Newco shall inform USAC of the USAC employees, if any, it desires to retain after Closing. Newco shall have no obligation to retain any such employees of USAC. Nothing contained in this
Section 3.3 shall be construed to confer upon or give to any person other than the parties to this Agreement and their successors or permitted assigns any rights or remedies hereunder. USAC shall cooperate with Newco in this regard and shall permit Newco throughout the period prior to the Closing Date (i) to meet with employees of USAC at such times as Newco shall reasonably request, and (ii) to distribute to USAC employees such forms and other documents relating to employment after the Closing Date by Newco as Newco may reasonably request.

             (b) USAB agrees that it will be solely responsible for any severance, termination or other obligations, costs or liability arising from USAC's termination of USAC employees prior to Closing.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF BONDS AND LANDES

         Each of Bonds and Landes, jointly and severally, represents and warrants to USAB, USAC and Newco as follows:

         4.1 Organization, Etc.; Capitalization.

             (a) Bonds is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Bonds has the corporate power and authority to conduct its business as it is currently being conducted and to own and lease the property and assets that it now owns and leases. Bonds is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned or leased by Bonds or

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the nature of the Bonds Business makes qualification or licensing of Bonds as a foreign corporation necessary or where the failure to be so qualified or licensed would have a material adverse effect on the condition (financial or other), business, assets, earnings or prospects (a "Material Adverse Effect") of Bonds. The copies of the charter and bylaws of Bonds, as previously delivered to USAB by Bonds, respectively, are complete and correct copies of such instruments as currently in effect.

             (b) Capitalization. Bonds' authorized capital stock consists of 5,353,750 shares of Common Stock, no par value ("Bonds Common Stock").
Schedule 4.1(b) sets forth all stockholders of Bonds and the issued and outstanding shares of Bonds Common Stock issued to each stockholder. Bonds has adopted a 1993 Nonqualified Stock Option Plan (the "1993 Plan"). Schedule 4.1(b) sets forth the name, number of options, exercise price and expiration date of all options issued under the 1993 Plan. In addition, Bonds will issue prior to Closing, up to 1,250,000 shares of its Common Stock at a purchase price of $1.00 per share (the "Private Placement"). The net proceeds derived from the Private Placement shall not be less than $300,000 shall be deposited into the treasury of Bonds and shall be included in the Bonds Assets contributed to Newco in the Transaction. There are not now, and at the Closing Date there will not be, any existing options, warrants, calls, subscriptions, or other rights, agreements or commitments obligating Bonds to issue, transfer or sell any shares of capital stock of or any other securities convertible into or evidencing the right to subscribe for any such shares other than those identified on Schedule 4.1(b). All issued and outstanding shares of Bonds Common Stock are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto, or, with respect to those to be issued in the Private Placement, will be as of the Closing Date.

         4.2 Authorization.

             (a) Bonds has all requisite corporate power and authority, and Landes has the requisite power and authority, to enter into, execute, deliver and consummate the transactions contemplated by this Agreement and any instruments and agreements contemplated herein required to be executed and delivered by it or him pursuant to this Agreement (collectively, the "Bonds Related Instruments"). The board of directors of Bonds has taken all action required by law, the articles of incorporation, bylaws or other governing documents of Bonds or otherwise to authorize the execution and delivery of this Agreement and the Bonds Related Instruments and the consummation of the transactions contemplated hereby and thereby. No other corporate act or proceeding on the part of Bonds, other than obtaining approval of it stockholders, is necessary to authorize this Agreement or any of the Bonds Related Instruments or the transactions contemplated hereby or thereby. This Agreement is, and each of the Bonds Related Instruments, when executed and delivered to USAB and Newco at the Closing, will be, a valid and binding obligation of Bonds, enforceable against Bonds in accordance with its terms.

             (b) Bonds has previously delivered to USAB true and complete copies, certified by the Secretary of Bonds, of the resolutions duly and validly adopted by the board of directors of Bonds evidencing its authorizations of the execution and delivery of this Agreement and the Bonds Related Instruments and the consummation of the transactions contemplated hereby and thereby, which resolutions have not been modified, revoked or rescinded in any respect.

             (c) Stockholders who own in the aggregate ____% of the issued and outstanding shares of capital stock of Bonds have executed agreements pursuant to which they have agreed to vote their shares in favor of approving this Agreement and the Transaction, copies of which have been delivered to USAB and Newco.

         4.3 No Violation. Neither the execution and delivery by Bonds of this Agreement or any of the Bonds Related Instruments, nor the consummation by Bonds of the transactions contemplated hereby or thereby, will (i) violate any provision of the laws of the State of Washington, the certificate of incorporation, bylaws or other governing documents of Bonds, or (ii) violate, conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Bonds Assets under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind to which Bonds is a party or by which Bonds may be bound or affected or to which any of the Bonds Assets may be subject, or violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority, except, in the case of clause (ii) above, for any such event that would not have a Material Adverse Effect on Bonds or Newco.

         4.4 Subsidiaries. Bonds does not, directly or indirectly, own or control stock or other equity securities of any corporation, partnership, limited liability company, limited liability partnership or other entity.

         4.5 Financial Statements.

             (a) Bonds has previously delivered to USAB (i) an unaudited balance sheet of Bonds at December 31, 1999 (the "Bonds Balance Sheet") and (ii) an unaudited statement of income for the 12-month period then ended. The Bonds Balance Sheet fairly presents the assets, liabilities and financial condition of Bonds as of the date thereof and such statement of income fairly presents the results of operations of Bonds for the period referred to therein.

             (b) Bonds has previously delivered to USAB (i) an unaudited balance sheet of Bonds at April 30, 2000 and (ii) an unaudited statement of income for the four-month period then ended, certified by the chief financial officer of Bonds to the effect set forth in this Section 4.5(b). Such Balance Sheet fairly presents the assets, liabilities and financial condition of Bonds as of the date thereof and such statement of income fairly presents the results of operations of Bonds for the period referred to therein, subject to normal year-end adjustments.

         4.6 No Undisclosed or Contingent Liabilities. Bonds has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) that are not fully reflected on the Bonds Balance Sheet, except for liabilities and obligations incurred in the ordinary course of business since the date thereof and, to the best of Bond's and Landes' knowledge, there is no basis for the assertion against Bonds of any liability or obligation of any nature whatsoever not fully reflected on the Bonds Balance Sheet.

         4.7 Absence of Certain Changes. Except as set forth in Schedule 4.7, since the date of the Bonds Balance Sheet, Bonds has conducted the Bonds Business only in the ordinary course and consistent with past practice, and has not:

             (a) Suffered any material adverse change in the operations, condition (financial or otherwise), assets, liabilities, earnings, working capital or prospects of the Bonds Business;

             (b) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except immaterial items incurred in the ordinary course of business and consistent with past practice (including obligations or liabilities arising from one transaction or a series of related or similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

             (c) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Bonds Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Bonds Balance Sheet;

             (d) Permitted or allowed any of the Bonds Assets to be subjected to any mortgage, pledge, lien, security interest encumbrance, restriction or charge of any kind;

             (e) Written down the value of any inventory or written off as uncollectible any notes or accounts receivable;

             (f) Canceled any debts or waived any claims or rights of substantial value;

             (g) Sold, transferred or otherwise disposed of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

             (h) Disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name or copyright, or disposed of or disclosed to any person other than an employee or Affiliate any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

             (i) Granted any general increase in the compensation of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee, and no such increase is customary on a periodic basis or required by agreement or understanding;

             (j) Made any capital expenditure or commitment for additions to property, equipment or intangible capital assets relating to the Bonds Business;

             (k) Made any change in any method of accounting or accounting practice or failed to maintain its books, accounts and records in the ordinary course of business and consistent with past practice;

             (l) Failed to maintain any properties or equipment in good operating condition and repair;

             (m) Failed to maintain in full force and effect all existing policies of insurance at least at such levels as were in effect prior to such date or canceled any such insurance or taken or failed to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing;

             (n) Entered into any transaction or made or entered into any material contract or commitment, or terminated or amended any material contract or commitment, except in the ordinary course of business and consistent with past practice, and not in excess of current requirements;

             (o) Taken any action that could have a material adverse effect on its business organization or its current relationships with its employees, suppliers, distributors, advertisers, subscribers or others having business relationships with it;

             (p) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or other securities; or

             (q) Agreed in writing or otherwise to take any action with respect to any of the matters described in this Section 4.7.

         4.8 Litigation, Orders. There are no claims, actions, suits, proceedings, investigations or inquiries pending before any court, arbitrator or governmental or regulatory official or office, or, to the best knowledge of Bonds or Landes, threatened against or affecting Bonds or questioning the validity of this Agreement, the transactions contemplated hereby or any action taken or to be taken by Bonds pursuant to this Agreement, at law or in equity, before or by any federal, state, local or foreign governmental authority; nor, to the best knowledge of Bonds or Landes, is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. Bonds is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

         4.9 Title to Properties; Encumbrances. Bonds does not own or lease any real property. Bonds has good and marketable title to all of its personal property and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, that do not materially detract from the value of or interfere with the present use of the property affected thereby or that would not and are not reasonably likely to have a Material Adverse Effect on Bonds or Newco. All leases pursuant to which Bonds leases personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any such lease an existing default or event of default by Bonds or, to the best of Bonds' and Landes' knowledge, by any other party to such lease (or event which with notice or lapse of time, or both, would constitute a default and in respect of which Bonds has not taken adequate steps to prevent such a default from occurring).

         4.10 Equipment. The personal property and equipment of Bonds has no known material defects and is in good operating condition and repair (ordinary wear and tear excepted) and is adequate for its current uses. None of such personal property and equipment is in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not material in nature or cost. At Closing, the Bonds Assets shall include all personal property and equipment reflected on the Bonds Balance Sheet, subject to changes in the ordinary course of business that do not have a Material Adverse Effect on Bonds.

         4.11 Compliance with Law. Bonds is currently in compliance in all material respects in respect of the operations, practices, real property, facilities, equipment and other property relating to the Bonds Business, with all applicable laws (whether statutory or otherwise) , rules, regulations, orders, ordinances, judgments, decrees, writs and injunctions of all federal, state, local or foreign governmental authorities (collectively, "Laws"), including all Laws relating to the safe conduct of the Bonds Business, environmental protection and conservation, antitrust, taxes, consumer protection, currency exchange, equal opportunity, health, sanitation, fire, zoning, building, occupational safety, pension, securities and trademark and copyright. Bonds has received no notification in the last three years of any asserted present or past failure to so comply.

         4.12 Taxes.

             (a) Bonds has timely filed (including any applicable extension periods) all tax reports, returns and forms required to be filed by applicable federal, state, local or foreign tax laws, and all such reports, returns and forms are correct and complete; copies of such tax returns have been delivered by Bonds to USAB and all such returns are listed on Schedule 4.12(a).

             (b) No Bonds tax returns have been examined by the Internal Revenue Service, the Washington Department of Revenue or other state or local taxing authority (each, an "Authority").

             (c) Bonds has timely paid all federal, state, local and foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax due or claimed to be due from Bonds by the Internal Revenue Service or any Authority (collectively, the "Taxes"). No tax liens have been filed on any property or assets of Bonds and no claims are being asserted with respect to any taxes.

             (d) Bonds has complied with all applicable laws, rules and regulations relating to the payment and withholding of taxes and has withheld all amounts required by law to be withheld from the wages or salaries of employees who are employed in the Bonds Business, and is not liable for any taxes or other charges for failure to comply with such laws, rules and regulations.

         4.13 Consents and Approvals. Except for consents and approvals listed on Schedule 4.13, Bonds is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any governmental authority in connection with (a) the execution and delivery by Bonds of this Agreement or the Bonds Related Instruments, (b) the consummation by Bonds of the transactions contemplated hereby or thereby, (c) the ownership and operation by Newco of the Bonds Assets or (d) the conduct by Newco of the Bonds Business as conducted by Bonds on the date hereof.

         4.14 Good Title Conveyed, Etc. Bonds has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to Newco, and upon consummation of the transactions contemplated by this Agreement, Newco will acquire good and valid title to, the Bonds Assets, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. The Bonds Related Instruments, when duly executed and delivered by Bonds to Newco at the Closing, will effectively vest in Newco good and valid title to all of the Bonds Assets.

         4.15 Insurance. Bonds does not have any insurance in effect. Bonds has not been refused any insurance in connection with the Bonds Business nor has its coverage been limited by any insurance carrier to which it has applied for such insurance or with which it has carried such insurance in the last three years. No insurance claims have been made against Bonds at any time.

         4.16 Contracts and Commitments.

             (a) Schedule 4.16(a) sets forth complete and accurate lists of the following:

                 (i) All real property and the location thereof and the description of any structures located thereon leased by Bonds, together with the annual rental and unexpired lease term and identity of the owner for any real property leased;

                 (ii) All employment, consulting or agency agreements requiring payments in excess of $25,000 per annum to which Bonds is a party or is otherwise bound;

                 (iii) Each instrument or agreement defining the terms on which any debt of, or guarantees by, Bonds has been or may be issued;

                 (iv) All loans or advances (excluding advances for ordinary and necessary business expenses) by Bonds to any of its officers, directors or shareholders or any member of the immediate families of such officers, directors or shareholders; and

                 (v) All contracts, commitments or agreements, including, without limitation, agreements with third party payors, to which Bonds is a party or is otherwise bound and which involve future payments, performance of services or delivery of goods to or by Bonds for annual payments (for any one or a series of related contracts) of at least $25,000.

             (b) All parties to the contracts, commitments, instruments and agreements listed in Schedule 4.16(a) have complied with the provisions hereof in all material respects, Bonds is not in material default thereunder and, to the best of Bonds' and Landes' knowledge, no other party is in material default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a material default thereunder. Except as set forth in Schedule 4.16(b), no contract, commitment, instrument or agreement listed on Schedule 4.16(a) requires the consent of any party thereto in order for Bonds to contribute the Bonds Assets to Newco and to consummate the Transaction and the other transactions contemplated hereby.

             (c) Bonds is not a party to or bound by any contracts or commitments that require payments in excess of $10,000 by any party thereto and are not cancelable by Bonds on notice of not longer than 30 days. Bonds has provided USAB with true and complete copies of each written agreement, contract and commitment identified on Schedule 4.16(a) and true and accurate summaries of any oral agreement, contract or commitment;

             (d) Subject to obtaining any requisite consents of third parties, the enforceability of the contracts and commitments referred to in Section 4.16(a) will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

             (e) Bonds is not a party to or bound by any contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

             (f) Except as set forth on Schedule 4.16 (a), Bonds is not a party to or bound by any employment agreement or any other agreement that contains any severance or termination pay liabilities or obligations;

             (g) No breach or default or event or condition that, with the giving of notice or passage of time or both would become a breach or default, exists under any contract, agreement or commitment on the part of Bonds or, to the best of Bonds' and Landes' knowledge, on the part of any other party thereto.

         4.17 Certain Interests. Neither Bonds nor any officer, director or stockholder of Bonds, nor any of their respective Affiliates, has (a) any direct or indirect interest (other than the ownership of less than one percent of the outstanding securities of a publicly held company) in any corporation or business that is involved in or competes with Bonds or (b) any direct or indirect interest in any property or assets used by, or relating to, Bonds, except through the ownership of Bonds' capital stock.

         4.18 Intellectual Property.

              (a) Bonds owns, free and clear of all liens, mortgages, security interests, charges and encumbrances and has good and merchantable title to, or holds adequate licenses or otherwise possesses all rights necessary to use all patents, trademarks, service marks, trade names, copyrights (including any applications for any of the foregoing), inventions, discoveries, processes, know-how, trade secrets, scientific, technical, engineering and marketing data, object and source codes, and techniques used in the conduct of the Bonds Business as now conducted or proposed to be conducted (collectively, the "Bonds Intellectual Property").

              (b) Schedule 4.18(b) contains an accurate and complete list of (i) all such material patents, trademarks, trade names, service marks, assumed names and copyrights, and all applications therefor and, with respect to registered items, contains a list of all jurisdictions in which such items are registered and all registration numbers; (ii) all licenses, permits and other agreements relating thereto; and (iii) all agreements relating to any of the Bonds Intellectual Property that Bonds is licensed or authorized to use by others. The patents, trademarks and copyrights constituting a part of the Bonds Intellectual Property are valid, subsisting and enforceable, and are duly recorded in the name of Bonds.

              (c) Bonds has the sole and exclusive right to use the patents, service marks and copyrights included in the Bonds Intellectual Property and, to the best of Bonds' and Landes' knowledge, the trademarks and trade names included in the Bonds Intellectual Property, in each case in all jurisdictions in which the Bonds Business is conducted or proposed to be conducted or in which any of its products are distributed or proposed to be distributed, and the consummation of the transactions contemplated hereby will not alter or impair any such rights.

              (d) No claims have been asserted by any person challenging or questioning the ownership, validity, enforceability or use by Bonds of any of the Bonds Intellectual Property and, to the best of Bonds' and Landes' knowledge, there is no valid basis for any such claim, and the use or other exploitation of the Bonds Intellectual Property by Bonds does not infringe on or dilute the rights of any person; and, to the best of Bonds' and Landes' knowledge, no other person is infringing on the rights of Bonds with respect to any of the Bonds Intellectual Property.

              (e) Bonds has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets and other confidential information.

              (f) Bonds has delivered to USAB all documents with respect to any invention process, design, computer program or other know-how or trade secret included in the Bonds Intellectual Property, which documents are accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use.

         4.19 Employee Benefit Plans. Bonds does not have any Benefit Plans (as defined in Section 12.2).

         4.20 Labor Matters.

              (a) Bonds has since its formation and is currently complying in all material respects with all applicable laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice;

              (b) There is no unfair labor practice charge or complaint against Bonds pending or, to the best of Bonds' and Landes' knowledge, threatened before the National Labor Relations Board nor is there any basis for any such charge or complaint;

              (c) There is no labor strike, slowdown or work stoppage pending or, to Bonds' and Landes' best knowledge, threatened against Bonds;

              (d) Bonds has not experienced any significant work stoppages or been a party to any proceedings before the National Labor Relations Board involving any significant issues for the past three years or been a party to any arbitration proceeding arising out of or under collective bargaining agreements for the past three years; and

              (e) There is no charge or complaint pending or, to the best of Bonds' and Landes' knowledge, threatened against Bonds before the Equal Employment Opportunity Commission or the Department of Labor or any state or local agency of similar jurisdiction. No employees of Bonds are represented by any labor union and there is no collective bargaining agreement in effect with respect to such employees. During the past five years, no labor union has engaged in any organizing activities with respect to Bonds' employees.

         4.21 Personnel. Schedule 4.21 contains an accurate and complete list of the names, job title and current salaries of all employees of Bonds.

         4.22 Bank Accounts. Schedule 4.22 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Bonds has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

         4.23 Real Property. Bonds does not own or lease any real property.

         4.24 Environmental Matters.

              (a) Except as set forth on Schedule 4.24(a), as of the date hereof, no written notice, notification, demand, request for information, citation, summons or complaint has been received or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental entity or other Person with respect to any (i) alleged violation by Bonds of any Environmental Law (as defined in Section 12.2) or liability thereunder, (ii) alleged failure by Bonds to have any permit, certificate, license, approval, registration or authorization required under any Environmental Law in connection with the conduct of their businesses or (iii) release of Hazardous Substances (as defined in Section 12.2) by Bonds.

              (b) Except as set forth on Schedule 4.24(b), as of the date hereof, there are no Environmental Liabilities (as defined in Section 12.2) that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or Bonds or Newco.

              (c) Except as set forth on Schedule 4.24(c), to the best of Bonds' and Landes' knowledge, no state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by Bonds or that may otherwise have a Material Adverse Effect on Bonds or Newco, and no Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on or are present beneath the properties owned, leased or used by Bonds in violation of or which may be required to be investigated or remediated under any applicable Environmental Laws. The environmental compliance programs of Bonds comply in all material aspects with all Environmental Laws.

              (d) Except as set forth on Schedule 4.24(d), to the best of Bonds' and Landes' knowledge, there are no Hazardous Substances present, and there has been no disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substance (i) on, from or affecting any of the property of Bonds, or (ii) for which Bonds is or is alleged to be responsible as a result of conduct occurring or conditions existing at or before Closing except as those that are used by Bonds in the ordinary course of business and are stored and used in compliance with all Environmental Laws.

         4.25 Transactions with Affiliates. Except as set forth on Schedule 4.25, (i) no Affiliate of Bonds is an employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any contractual obligations with Bonds and (ii) no officer or director of Bonds is an Affiliate of any competitor, customer, distributor, supplier or vendor of Bonds. Except as set forth on Schedule 4.25, none of the Bonds Assets are owned by an Affiliate of Bonds or subject to any license or similar arrangement allowing use thereof by an Affiliate.

         4.26 Tax Treatment. Neither Bonds nor Landes has taken or agreed to take, and neither party intends to take, any action that would cause the Transaction to fail to be treated as tax-free to the extent provided in Section 351 of the Code.

         4.27 Disclosure. No representation or warranty by Bonds or Landes contained in this Agreement, and no statement contained in any document, list, certificate or other writing furnished or to be furnished by or on behalf of Bonds or Landes to USAB, USAC or Newco or any of their representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF USAB AND USAC

         Each of USAB and USAC, jointly and severally, represents and warrants to Bonds, Landes and Newco, as follows:

         5.1 Organization, Etc.; Capitalization.

             (a) USAB and USAC are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. USAC has the corporate power and authority to conduct its business as it is currently being conducted and to own and lease the property and assets that it now owns and leases. USAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned or leased by USAC or the nature of the USAC Business makes qualification or licensing of USAC as a foreign corporation necessary or where the failure to be so qualified or licensed would have a Material Adverse Effect on USAC or Newco. The copies of the charter and bylaws of USAC, as previously delivered to Bonds by USAC, respectively, are complete and correct copies of such instruments as currently in effect.

             (b) Capitalization. USAC's authorized capital stock consists of 100 shares of Common Stock, par value $.01 per share ("USAC Common Stock"). There are not now, and at the Closing Date there will not be, any existing options, warrants, calls, subscriptions, or other rights, agreements or commitments obligating USAC to issue, transfer or sell any shares of capital stock of or any other securities convertible into or evidencing the right to subscribe for any such shares. USAB owns 100 shares of USAC Common Stock, which is 100% of the issued and outstanding capital stock of USAC. All issued and outstanding shares of USAC Common Stock are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto.

         5.2 Authorization.

             (a) USAB and USAC have all requisite corporate power and authority, to enter into, execute, deliver and consummate the transactions contemplated by this Agreement and any instruments and agreements contemplated herein required to be executed and delivered by them pursuant to this Agreement (collectively, the "USAB Related Instruments"). The boards of directors of USAB and USAC have taken all action required by law, the articles of incorporation, bylaws or other governing documents of USAB and USAC or otherwise to authorize the execution and delivery of this Agreement and the USAB Related Instruments and the consummation of the transactions contemplated hereby and thereby. No other corporate act or proceeding on the part of USAB or USAC is necessary to authorize this Agreement or any of the USAB Related Instruments or the transactions contemplated hereby or thereby. This Agreement is, and each of the USAB Related Instruments, when executed and delivered to Bonds and Newco at the Closing, will be, a valid and binding obligation of USAB and USAC, enforceable against USAB and USAC, respectively, in accordance with its terms.

             (b) USAB and USAC have previously delivered to Bonds true and complete copies, certified by the respective Secretaries of USAB and USAC, of the resolutions duly and validly adopted by the board of directors of Bonds evidencing its authorizations of the execution and delivery of this Agreement and the USAB Related Instruments and the consummation of the transactions contemplated hereby and thereby, which resolutions have not been modified, revoked or rescinded in any respect.

         5.3 No Violation. Neither the execution and delivery by USAB and USAC of this Agreement or any of the USAB Related Instruments, nor the consummation by USAB and USAC of the transactions contemplated hereby or thereby, will (i) violate any provision of the laws of the Commonwealth of Pennsylvania, their respective certificates of incorporation, bylaws or other governing documents of USAB and USAC, or (ii) violate, conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon the USAC Stock or any of the assets owned by USAC, whether tangible or intangible and wherever situated (the "USAC Assets") under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind to which USAB or USAC is a party or by which USAB or USAC may be bound or affected or to which the USAC Stock or any of the USAC Assets may be subject, or violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority, except, in the case of clause (ii) above, for any such event that would not have a Material Adverse Effect on USAC or Newco.

         5.4 Subsidiaries. Except as set forth in Schedule 5.4, USAC does not, directly or indirectly, own or control stock or other equity securities of any corporation, partnership, limited liability company, limited liability partnership or other entity.

         5.5 Financial Statements.

             (a) USAB has previously delivered to Bonds (i) a balance sheet of USAC at December 31, 1999 (the "USAC Balance Sheet") and (ii) a statement of income for the 12-month period then ended, all audited by Grant Thornton LLP, certified public accountants. The USAC Balance Sheet fairly presents the assets, liabilities and financial condition of USAC as of the date thereof and such statement of income fairly presents the results of operations of USAC for the period referred to therein.

             (b) USAB has previously delivered to Bonds (i) an unaudited balance sheet of USAC at March 31, 2000 and (ii) an unaudited statement of income for the three-month period then ended, certified by the chief financial officer of USAC to the effect set forth in this Section 5.5(b). Such Balance Sheet fairly presents the assets, liabilities and financial condition of Bonds as of the date thereof and such statement of income fairly presents the results of operations of Bonds for the period referred to therein, subject to normal year-end adjustments.

         5.6 No Undisclosed or Contingent Liabilities. USAC has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) that are not fully reflected on the USAC Balance Sheet, except for liabilities and obligations incurred in the ordinary course of business since the date thereof and, to the best of USAB's and USAC's knowledge, there is no basis for the assertion against USAC of any liability or obligation of any nature whatsoever not fully reflected on the USAC Balance Sheet.

         5.7 Absence of Certain Changes. Except as set forth in Schedule 5.7, since the date of the USAC Balance Sheet, USAC has conducted the USAC Business only in the ordinary course and consistent with past practice, and has not:

             (a) Suffered any material adverse change in the operations, condition (financial or otherwise), assets, liabilities, earnings, working capital or prospects of the USAC Business;

             (b) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except immaterial items incurred in the ordinary course of business and consistent with past practice (including obligations or liabilities arising from one transaction or a series of related or similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

             (c) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the USAC Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the USAC Balance Sheet;

             (d) Permitted or allowed any of the USAC Assets to be subjected to any mortgage, pledge, lien, security interest encumbrance, restriction or charge of any kind;

             (e) Written down the value of any inventory or written off as uncollectible any notes or accounts receivable;

             (f) Canceled any debts or waived any claims or rights of substantial value;

             (g) Sold, transferred or otherwise disposed of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

             (h) Disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name or copyright, or disposed of or disclosed to any person other than an employee or Affiliate any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

             (i) Granted any general increase in the compensation of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee, and no such increase is customary on a periodic basis or required by agreement or understanding;

             (j) Made any capital expenditure or commitment for additions to property, equipment or intangible capital assets relating to the USAC Business;

             (k) Made any change in any method of accounting or accounting practice or failed to maintain its books, accounts and records in the ordinary course of business and consistent with past practice;

             (l) Failed to maintain any properties or equipment in good operating condition and repair;

             (m) Failed to maintain in full force and effect all existing policies of insurance at least at such levels as were in effect prior to such date or canceled any such insurance or taken or failed to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing;

             (n) Entered into any transaction or made or entered into any material contract or commitment, or terminated or amended any material contract or commitment, except in the ordinary course of business and consistent with past practice, and not in excess of current requirements;

             (o) Taken any action that could have a material adverse effect on its business organization or its current relationships with its employees, suppliers, distributors, advertisers, subscribers or others having business relationships with it;

             (p) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or other securities; or

             (q) Agreed in writing or otherwise to take any action with respect to any of the matters described in this Section 5.7.

         5.8 Litigation, Orders. Except as set forth in Schedule 5.8, there are no claims, actions, suits, proceedings, investigations or inquiries pending before any court, arbitrator or governmental or regulatory official or office, or, to the best knowledge of USAB or USAC, threatened against or affecting USAC or questioning the validity of this Agreement, the transactions contemplated hereby or any action taken or to be taken by USAB or USAC pursuant to this Agreement, at law or in equity, before or by any federal, state, local or foreign governmental authority; nor, to the best knowledge of USAB or USAC, is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. USAC is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

         5.9 Title to Properties; Encumbrances. USAC does not own any real property and does not lease any real property other than its offices located at 1535 Locust Street, Philadelphia, PA 19102. USAC has good and marketable title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, that do not materially detract from the value of or interfere with the present use of the property affected thereby or that would not and are not reasonably likely to have a Material Adverse Effect on USAC or Newco. All leases pursuant to which USAC leases real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any such lease an existing default or event of default by USAC or, to the best of USAB's and USAC's knowledge, by any other party to such lease (or event which with notice or lapse of time, or both, would constitute a default and in respect of which USAC has not taken adequate steps to prevent such a default from occurring).

         5.10 Equipment. The personal property and equipment of USAC has no known material defects and is in good operating condition and repair (ordinary wear and tear excepted) and is adequate for its current uses. None of such personal property and equipment is in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not material in nature or cost. At Closing, the USAC Assets shall include all personal property and equipment reflected on the USAC Balance Sheet, subject to changes in the ordinary course of business that do not have a Material Adverse Effect on USAC.

         5.11 Compliance with Law. USAC is currently in compliance in all material respects in respect of the operations, practices, real property, facilities, equipment and other property relating to the USAC Business, with all applicable Laws, including all Laws relating to the safe conduct of the USAC Business, environmental protection and conservation, antitrust, taxes, consumer protection, currency exchange, equal opportunity, health, sanitation, fire, zoning, building, occupational safety, pension, securities and trademark and copyright. USAC has received no notification in the last three years of any asserted present or past failure to so comply.

         5.12 Taxes.

              (a) USAC has timely filed (including any applicable extension periods) all tax reports, returns and forms required to be filed by applicable federal, state, local or foreign tax laws, and all such reports, returns and forms are correct and complete; copies of such tax returns have been delivered by USAC to Bonds and all such returns are listed on Schedule 5.12(a).

              (b) No USAC tax returns have been examined by the Internal Revenue Service, the Pennsylvania Department of Revenue or any Authority.

              (c) USAC has timely paid all federal, state, local and foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax due or claimed to be due from USAC by the Internal Revenue Service or any Authority (collectively, the "Taxes"). No tax liens have been filed on any property or assets of USAC and no claims are being asserted with respect to any taxes.

              (d) USAC has complied with all applicable laws, rules and regulations relating to the payment and withholding of taxes and has withheld all amounts required by law to be withheld from the wages or salaries of employees who are employed in the USAC Business, and is not liable for any taxes or other charges for failure to comply with such laws, rules and regulations.

         5.13 Consents and Approvals. Except for consents and approvals listed on Schedule 5.13, neither USAB nor USAC is required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any governmental authority in connection with (a) the execution and delivery by USAB or USAC of this Agreement or the USAB Related Instruments, (b) the consummation by USAB and USAC of the transactions contemplated hereby or thereby, (c) the ownership by Newco of the USAC Stock or (d) the conduct by Newco of the USAC Business as conducted by USAC on the date hereof.

         5.14 Good Title Conveyed, Etc. USAB has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to Newco, and upon consummation of the transactions contemplated by this Agreement, Newco will acquire good and valid title to, the USAC Stock, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. The USAB Related Instruments, when duly executed and delivered by USAB to Newco at the Closing, will effectively vest in Newco good and valid title to all of the USAC Stock.

         5.15 Insurance. Schedule 5.15 contains an accurate and complete list of all policies of fire, medical, life, liability, product liability, workmen's compensation, health and other forms of insurance currently in effect with respect to the USAC Business or the USAC Assets, setting forth name of insurer, type of coverage, limits of liability, deductible and whether coverage is on an occurrence or claims-made basis. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation, termination or non-renewal has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which USAC is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the USAC Assets and the USAC's Business; and the coverage provided thereby, with respect to any act or event occurring on or prior to the Closing Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement. Except as set forth on Schedule 5.15, no risks with respect to the USAC Business have been designated by USAC as being self-insured. USAC has not been refused any insurance in connection with the USAC Business nor has its coverage been limited by any insurance carrier to which it has applied for such insurance or with which it has carried such insurance in the last three years. Schedule 5.15 sets forth all current claims under any USAC insurance policy and any insurance claims made against USAC during the past five years.

         5.16 Contracts and Commitments.

              (a) Schedule 5.16(a) sets forth complete and accurate lists of the following:

                  (i) All real property and the location thereof and the description of any structures located thereon leased by USAC, together with the annual rental and unexpired lease term and identity of the owner for any real property leased;

                  (ii) All employment, consulting or agency agreements requiring payments in excess of $25,000 per annum to which USAC is a party or is otherwise bound;

                  (iii) Each instrument or agreement defining the terms on which any debt of, or guarantees by, USAC has been or may be issued;

                  (iv) All loans or advances (excluding advances for ordinary and necessary business expenses) by USAC to any of its officers, directors or shareholders or any member of the immediate families of such officers, directors or shareholders; and

                  (v) All contracts, commitments or agreements, including, without limitation, agreements with third party payors, to which USAC is a party or is otherwise bound and which involve future payments, performance of services or delivery of goods to or by USAC for annual payments (for any one or a series of related contracts) of at least $25,000.

              (b) All parties to the contracts, commitments, instruments and agreements listed in Schedule 5.16(a) have complied with the provisions hereof in all material respects, USAC is not in material default hereunder and, to the best of USAB's and USAC's knowledge, no other party is in material default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a material default thereunder. Except as set forth in Schedule 5.16(b), no contract, commitment, instrument or agreement listed on Schedule 5.16(a) requires the consent of any party thereto in connection with the transfer of the USAC Stock to Newco and to consummate the Transaction and the other transactions contemplated hereby.

              (c) Except as set forth in Schedule 5.16(c), USAC is not a party to or bound by any contracts or commitments that require payments in excess of $10,000 by any party thereto and are not cancelable by USAC on notice of not longer than 30 days. USAC has provided Bonds with true and complete copies of each written agreement, contract and commitment identified on Schedule 5.16(a) and true and accurate summaries of any oral agreement, contract or commitment;

              (d) Subject to obtaining any requisite consents of third parties, the enforceability of the contracts and commitments referred to in Section 5.16(a) will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

              (e) Except as set forth in Schedule 5.16(e), USAC is not a party to or bound by any contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

              (f) Except as set forth on Schedule 5.16 (f), USAC is not a party to or bound by any employment agreement or any other agreement that contains any severance or termination pay liabilities or obligations;

              (g) No breach or default or event or condition that, with the giving of notice or passage of time or both would become a breach or default, exists under any contract, agreement or commitment on the part of USAC or, to the best of USABs' and USAC's knowledge, on the part of any other party thereto.

         5.17 Certain Interests. Neither USAC nor any officer, director or stockholder of USAC, nor any of their respective Affiliates, has (a) any direct or indirect interest (other than the ownership of less than one percent of the outstanding securities of a publicly held company) in any corporation or business that is involved in or competes with USAC or (b) any direct or indirect interest in any property or assets used by, or relating to, USAC, except through the ownership of USAC's capital stock.

         5.18 Intellectual Property.

              (a) USAB or USAC owns, free and clear of all liens, mortgages, security interests, charges and encumbrances and has good and merchantable title to, or holds adequate licenses or otherwise possesses all rights necessary to use all patents, trademarks, service marks, trade names, copyrights (including any applications for any of the foregoing), inventions, discoveries, processes, know-how, trade secrets, scientific, technical, engineering and marketing data, object and source codes, and techniques used in the conduct of the USAC Business as now conducted or proposed to be conducted (collectively, the "USAC Intellectual Property"). To the extent any USAC Intellectual Property is owned or licensed by USAB, USAB shall transfer its rights therein to Newco as soon as practicable after Closing.

              (b) Schedule 5.18(b) contains an accurate and complete list of (i) all such material patents, trademarks, trade names, service marks, assumed names and copyrights, and all applications therefor and, with respect to registered items, contains a list of all jurisdictions in which such items are registered and all registration numbers; (ii) all licenses, permits and other agreements relating thereto; and (iii) all agreements relating to any of the USAC Intellectual Property that USAB or USAC is licensed or authorized to use by others. The patents, trademarks and copyrights constituting a part of the USAC Intellectual Property are valid, subsisting and enforceable, and are duly recorded in the name of USAB or USAC.

              (c) USAB or USAC has the sole and exclusive right to use the patents, service marks and copyrights included in the USAC Intellectual Property and, to the best of USAB's and USAC's knowledge, the trademarks and trade names included in the USAC Intellectual Property, in each case in all jurisdictions in which the USAC Business is conducted or proposed to be conducted or in which any of its products are distributed or proposed to be distributed, and the consummation of the transactions contemplated hereby will not alter or impair any such rights.

              (d) No claims have been asserted by any person challenging or questioning the ownership, validity, enforceability or use by USAC of any of the USAC Intellectual Property and, to the best of USAB's and USAC's knowledge, there is no valid basis for any such claim, and the use or other exploitation of the USAC Intellectual Property by USAC does not infringe on or dilute the rights of any person; and, to the best of USAB's and USAC's knowledge, no other person is infringing on the rights of USAB or USAC with respect to any of the USAC Intellectual Property.

              (e) USAC has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets and other confidential information.

              (f) USAC has delivered to USAB all documents with respect to any invention process, design, computer program or other know-how or trade secret included in the USAC Intellectual Property, which documents are accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use.

         5.19 Employee Benefit Plans. USAC does not have any Benefit Plans. Employees of USAC participate in certain Benefit Plans of USAB. Such participation shall terminate as of the Closing Date, subject to applicable law.

         5.20 Labor Matters.

              (a) USAC has since its formation and is currently complying in all material respects with all applicable laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice;

              (b) There is no unfair labor practice charge or complaint against USAC pending or, to the best of USAB's and USAC's and knowledge, threatened before the National Labor Relations Board nor is there any basis for any such charge or complaint;

              (c) There is no labor strike, slowdown or work stoppage pending or, to USAB's and USAC's best knowledge, threatened against USAC;

              (d) USAC has not experienced any significant work stoppages or been a party to any proceedings before the National Labor Relations Board involving any significant issues for the past three years or been a party to any arbitration proceeding arising out of or under collective bargaining agreements for the past three years; and

              (e) There is no charge or complaint pending or, to the best of USAB's and USAC's knowledge, threatened against USAC before the Equal Employment Opportunity

Commission or the Department of Labor or any state or local agency of similar jurisdiction. No employees of USAC are represented by any labor union and there is no collective bargaining agreement in effect with respect to such employees. During the past five years, no labor union has engaged in any organizing activities with respect to USAC's employees.

         5.21 Personnel. Schedule 5.21 contains an accurate and complete list of the names, job title and current salaries of all employees of USAC.

         5.22 Bank Accounts. Schedule 5.22 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which USAC has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

         5.23 Real Property.

              (a) USAC owns no real property; and

              (b) Schedule 5.23(b) lists all real property leased or subleased by USAC. USAC has delivered to Bonds correct and complete copies of the leases and subleases listed on Schedule 5.23(b). Each lease and sublease listed in
Schedule 5.23(b) is valid, binding and enforceable against USAC and in full force and effect.

         5.24 Environmental Matters.

              (a) Except as set forth on Schedule 5.24(a), as of the date hereof, no written notice, notification, demand, request for information, citation, summons or complaint has been received or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental entity or other Person with respect to any (i) alleged violation by USAC of any Environmental Law or liability thereunder, (ii) alleged failure by USAC to have any permit, certificate, license, approval, registration or authorization required under any Environmental Law in connection with the conduct of their businesses or (iii) release of Hazardous Substances by USAC.

              (b) Except as set forth on Schedule 5.24(b), as of the date hereof, there are no Environmental Liabilities that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on USAC or Newco.

              (c) Except as set forth on Schedule 5.24(c), to the best of USAB's and USAC's knowledge, no state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by USAC or that may otherwise have a Material Adverse Effect on USAC or Newco, and no Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on or are present beneath the properties owned, leased or used by USAC in violation of or which may be required to be investigated or remediated under any applicable Environmental Laws. The environmental compliance programs of USAC comply in all material aspects with all Environmental Laws.

              (d) Except as set forth on Schedule 5.24(d), to the best of USAB's and USAC's knowledge, there are no Hazardous Substances present, and there has been no disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substance (i) on, from or affecting any of the property of USAC, or (ii) for which USAC is or is alleged to be responsible as a result of conduct occurring or conditions existing at or before Closing except as those that are used by USAC in the ordinary course of business and are stored and used in compliance with all Environmental Laws.

         5.25 Transactions with Affiliates. Except as set forth on Schedule 5.25, (i) no Affiliate of USAC is an employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any contractual obligations with USAC and (ii) no officer or director of USAC is an Affiliate of any competitor, customer, distributor, supplier or vendor of USAC. Except as set forth on Schedule 5.25, none of the USAC Assets are owned by an Affiliate of USAC or subject to any license or similar arrangement allowing use thereof by an Affiliate.

         5.26 Tax Treatment. Neither USAB nor USAC has taken or agreed to take, and neither party intends to take, any action that would cause the Transaction to fail to be treated as tax-free to the extent provided in Section 351 of the Code.

         5.27 Disclosure. No representation or warranty by USAB or USAC contained in this Agreement, and no statement contained in any document, list, certificate or other writing furnished or to be furnished by or on behalf of USAB or USAC to Bonds, Landes or Newco or any of their representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                  ARTICLE V(A)

                         ADDITIONAL REPRESENTATIONS AND
                               WARRANTIES OF USAB

         USAB additionally represents and warrants to Bonds, Landes and Newco as follows:

         5A.1 Ownership of USAC Common Stock. USAB is the sole owner of the USAC Stock. USAB has good, marketable and unencumbered title to the USAC Stock, free and clear of all liens, security interests, pledges, claims, encumbrances, options and rights of others. There are no restrictions on its right to transfer the USAC Stock pursuant to this Agreement. No transfer of record ownership of, or beneficial interest in, any of the USAC Stock will be made between the date hereof and the Closing Date.

         5A.2 Shareholder Consent. USAB agrees to vote all of its shares of USAC Common Stock in favor of the Transaction and this Agreement at any meeting called for the authorization and approval thereof, or to execute any consents in writing in lieu of such meeting.

                                  ARTICLE V (B)

                     REPRESENTATIONS AND WARRANTIES OF NEWCO

         Newco represents and warrants to Bonds, Landes, USAB and USAC as follows:

         5B.1 Organization, Etc.; Capitalization.

              (a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco has the corporate power and authority to conduct its business as it will be conducted after the consummation of the Transaction and to own and lease the property and assets that will own and lease as a result of the consummation of the Transaction. Newco is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties to be owned or leased by Newco or the nature of the business to be conducted by Newco as a result of the consummation of the Transaction will make qualification or licensing of Newco as a foreign corporation necessary, or where the failure to be so qualified or licensed would have a Material Adverse Effect on Newco. The copies of the charter and bylaws of Newco, as previously delivered to USAB and Bonds are complete and correct copies of such instruments as currently in effect.

              (b) Capitalization. Newco's authorized capital stock consists of 30,000,000 shares of Common Stock, par value $.001 per share ("Newco Common Stock"). Schedule 5B.1(b) sets forth all stockholders of Newco and the issued and outstanding shares of Newco Common Stock issued to each stockholder. There are not now, and at the Closing Date there will not be, any existing options, warrants, calls, subscriptions, or other rights, agreements or commitments obligating Newco to issue, transfer or sell any shares of capital stock of or any other securities convertible into or evidencing the right to subscribe for any such shares, other than pursuant to this Agreement. All issued and outstanding shares of Newco Common Stock are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto.

         5B.2 Authorization.

              (a) Newco has all requisite corporate power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement and any instruments and agreements contemplated herein required to be executed and delivered by it pursuant to this Agreement (collectively, the "Newco Related Instruments"). The board of directors of Newco has taken all action required by law, the articles of incorporation, bylaws or other governing documents of Newco or otherwise to authorize the execution and delivery of this Agreement and the Newco Related Instruments and the consummation of the transactions contemplated hereby and thereby. No other corporate act or proceeding on the part of Newco, is necessary to authorize this Agreement or any of the Newco Related Instruments or the transactions contemplated hereby or thereby. This Agreement is, and each of the Newco Related Instruments, when executed and delivered at the Closing, will be, a valid and binding obligation of Newco, enforceable against Newco in accordance with its terms.

              (b) Newco has previously delivered to USAB and Bonds true and complete copies, certified by the Secretary of Newco, of the resolutions duly and validly adopted by the board of directors of Newco evidencing its authorizations of the execution and delivery of this Agreement and the Newco Related Instruments and the consummation of the transactions contemplated hereby and thereby, which resolutions have not been modified, revoked or rescinded in any respect.

         5B.3 No Violation. Neither the execution and delivery by Newco of this Agreement or any of the Related Instruments, nor the consummation by Newco of the transactions contemplated hereby or thereby, will (i) violate any provision of the laws of the State of Delaware, the certificate of incorporation, bylaws or other governing documents of Newco, or (ii) violate, conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the assets of Newco under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind to which Newco is a party or by which Newco may be bound or affected or to which any of the assets of Newco may be subject, or violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority, except, in the case of clause (ii) above, for any such event that would not have a Material Adverse Effect on Newco.

         5B.4 Subsidiaries. Newco does not, directly or indirectly, own or control stock or other equity securities of any corporation, partnership, limited liability company, limited liability partnership or other entity.

         5B.5 Option Plan. At or as soon as practicable after Closing, Newco shall adopt a nonqualified stock option plan (the "Newco Plan") in form and substance substantially the same as the 1993 Plan, and shall grant options to employees of Newco. The Newco Plan shall assume the 1993 Plan Liabilities.

                                   ARTICLE VI

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         6.1 Survival of Representations. All representations, warranties and agreements made by any party to this Agreement or pursuant hereto shall survive the Closing hereunder and any investigation made by or on behalf of any party hereto for a period of one year following the Closing Date.

         6.2 Indemnification.

             (a) Subject to the terms and conditions of this Article VI, Bonds and Landes shall indemnify, defend and hold harmless USAB, USAC and Newco from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages") , asserted against, resulting to, imposed upon or incurred by USAB, USAC or Newco, directly or indirectly, by reason of or resulting from a breach of any of the respective representations, warranties, covenants or agreements of Bonds or Landes contained in or made pursuant to this Agreement or any Bonds Related Instrument (collectively, "USAB Claims").

             (b) Subject to the terms and conditions of this Article VI, USAB and USAC shall indemnify, defend and hold harmless Bonds, Landes and Newco from and against all Damages asserted against, resulting to, imposed upon or incurred by Bonds, Landes or Newco, directly or indirectly, by reason of or resulting from a breach of any of the respective representations, warranties, covenants or agreements of USAB or Newco contained in or made pursuant to this Agreement or any USAB Related Instrument (collectively "Bonds Claims").

         6.3 Conditions of Indemnification. The obligations and liabilities of USAB and USAC, on the one hand, and Bonds and Landes, on the other hand, as indemnifying parties (each, an "Indemnifying Party") to indemnify Bonds, Landes and Newco, and USAB, USAC and Newco, respectively (each, an "Indemnified Party"), under Section 6.2 with respect to Bonds Claims and USAB Claims, respectively (in each case a "Claim"), made by third parties shall be subject to the following terms and conditions:

             (a) The Indemnified Party shall give written notice to the Indemnifying Party of any Claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to such Claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 6.2 unless it shall have been prejudiced by the omission to provide such notice. In case any action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under Section 6.2 for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that (i) if the Indemnifying Party shall elect not to assume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines that there may be a conflict between the positions of the Indemnifying Party and the Indemnified Party in defending such claim or action, then separate counsel shall be entitled to participate in and conduct such defense, and the Indemnifying Party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with such defense. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Indemnifying Party further agrees that it will not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action, suit, claim or proceeding) unless such settlement or compromise includes an unconditional release of the Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

             (b) Materiality Threshold. No claim for defense or indemnity shall be made, and no indemnity or defense obligation shall arise, under Section 6.2 unless the aggregate amount of Damages for all Claims made by an Indemnified Party, exclusive of attorneys' fees and defense costs, exceeds $100,000.00; provided that in the event that such Damages exceed such amount, the full amount of Damages (including attorneys' fees and defense costs associated therewith) shall be subject to defense and indemnification.

             (c) Remedies Cumulative. Except as expressly provided in this Agreement, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

                                   ARTICLE VII

                        OTHER OBLIGATIONS OF THE PARTIES

         7.1 Access. Each of Bonds on the one hand and USAB and USAC on the other hand, shall permit the other of them and their respective counsel, accountants and other representatives full access during normal business hours to all of the personnel, plants, offices, properties, books and records, contracts and commitments of Bonds and USAC in order that the other of them may have a full opportunity to make such investigations as it shall desire to make of the affairs of Bonds and USAC and the Bonds Business and USAC Business, respectively, in connection with the transactions contemplated by this Agreement, and shall furnish each other during such period with all such additional financial and operating data and other information as either of them or their respective representatives may from time to time reasonably request.

         7.2 Consents. Bonds, on the one hand, and USAB and USAC, on the other hand, shall use their respective best efforts to obtain prior to the Closing all consents necessary in connection with the consummation fo the transactions contemplated hereby, including, without limitation, (a) the consent of each party to any lease or other agreement with Bonds relating to the Bonds Business or with USAC relating to the USAC Business; and (b) each of the other consents, approvals, licenses, permits and authorizations and the declarations, filings and registrations, listed or referred to on Schedules 4.13 and 5.13. All such consents shall be in writing and in form and substance satisfactory to both such parties and executed counterparts thereof shall be delivered to the other such party and Newco promptly after receipt thereof by either such party, but in no event later than the Closing. All parties agree to assist and cooperate with each other in obtaining such consents, including, without limitation, by way of furnishing financial and other information as may reasonably be requested by any party or any lessor or other third party.

         7.3 Supplemental Disclosure. Each party shall have the continuing obligation to promptly supplement or amend their respective disclosure schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the disclosure schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement, unless so agreed to in writing by USAB in the case of supplemental disclosure by Bonds or Landes, and by Bonds in the case of supplemental disclosure by USAB or USAC.

         7.4 Governmental and Regulatory Filings. As soon as practicable, Bonds, USAB and Newco shall make all filings and submissions to any governmental agency or regulatory body which are required to be made in connection with the transactions contemplated hereby. All parties shall furnish such information and assistance as any of the parties may reasonably request in connection with the preparation of any such filings or submissions.

         7.5 Discharge of Liens. Bonds shall cause all mortgages, liens, security interests, claims, charges and other encumbrances on any real or personal property owned or leased by Bonds which is included in the Bonds Assets to be terminated or otherwise discharged at or prior to the Closing. USAC shall cause all mortgages, liens, security interests, claims, charges and other encumbrances in any real or personal property owned or leased by USAC which is included in the USAC Assets to be terminated or otherwise discharged at or prior to the Closing.

         7.6 Conduct of Bonds Business. From the date of this Agreement to the Closing, Bonds shall (a) conduct the business, operations and activities of the Bonds Business only in the ordinary course of business and consistent with past practice; and (b) cause all transactions to be effected only in the ordinary course of business. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or consented to in writing by USAB, from the date of this Agreement to the Closing, Bonds shall:

                 (i) maintain the properties, machinery and equipment of the Bonds Business in good operating condition and repair;

                 (ii) continue all existing policies of insurance relating to the Bonds Business (or comparable insurance) in full force and effect and at least at such levels as are in effect on the date hereof, up to and including the Closing (and not cancel any such insurance or take, or fail to take, any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing);

                 (iii) not enter into any transaction or make or enter into any material contract or commitment which is not in the ordinary course of business, consistent with past practice and not in excess of current requirements;

                 (iv) use its best efforts to preserve the business organization of the Bonds Business and its present relationships with its employees, suppliers, distributors, customers and others having business relationships with it and to keep available to the Bonds Business the services of the employees of Bonds;

                 (v) not grant any increase in the compensation payable or to become payable to any officer or other employee of Bonds and not contribute or make any commitment to, or representation that it shall, contribute any amounts to any employee plan of Bonds, or otherwise alter any employee plan of Bonds or the funding thereof except as required by law or by the terms of any such plan as in effect on the date of this Agreement;

                 (vi) maintain the books, accounts and records of the Bonds Business in the usual, regular and ordinary manner on a basis consistently applied;

                 (vii) not cause the Bonds Business to incur any obligation or liability, whether absolute, fixed or contingent, except in the ordinary course of business;

                 (viii) not sell, transfer, license or otherwise dispose of, or agree to sell, transfer, license or otherwise dispose of any of the patents, trademarks, trade names, service marks, assumed names, copyrights or applications therefor listed on Schedule 4.18(b);

                 (ix) not declare, set aside or pay any dividend or other distribution in respect of any of the capital stock of Bonds;

                 (x) not terminate, discontinue, close or dispose of any facility or business operation of the Bonds Business;

                 (xi) not make any capital expenditures or any commitments for capital expenditures which individually exceeds $10,000 or in the aggregate exceed $40,000;

                 (xii) not transfer, lease or otherwise dispose of any of the property or assets of the Bonds Business except in the ordinary course of business consistent with past practice;

                 (xiii) not repay any indebtedness other than in the ordinary course of business and consistent with past practice;

                 (xiv) not authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree to commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock except for the Private Placement;

                 (xv) not authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into, any agreement in principle or any agreement with respect to any plan of liquidation or dissolution, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or any change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights;

                 (xvi) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or all or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or enter into any new material line of business outside its existing core businesses;

                 (xvii) not take any action that would, or could reasonably be expected to, result in (i) any of the conditions set forth in Article VIII and IX not being satisfied or (ii) a material delay in the satisfaction of such conditions;

                 (xviii) not make any material change in its methods of accounting in effect at the Bonds Balance Sheet Date, except as required by changes in GAAP as concurred in by its independent auditors, or change its fiscal year; or

                 (xix) not take any action that would cause the representations and warranties set forth in Article IV to no longer be true and correct.

         7.7 Conduct of USAC Business. From the date of this Agreement to the Closing, USAC shall (a) conduct the business, operations and activities of the USAC Business only in the ordinary course of business and consistent with past practice; and (b) cause all transactions to be effected only in the ordinary course of business. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or consented to in writing by Bonds, from the date of this Agreement to the Closing, USAC shall:

                 (i) maintain the properties, machinery and equipment of the USAC Business in good operating condition and repair;

                 (ii) continue all existing policies of insurance relating to the USAC Business (or comparable insurance) in full force and effect and at least at such levels as are in effect on the date hereof, up to and including the Closing (and not cancel any such insurance or take, or fail to take, any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing);

                 (iii) not enter into any transaction or make or enter into any material contract or commitment which is not in the ordinary course of business, consistent with past practice and not in excess of current requirements;

                 (iv) use its best efforts to preserve the business organization of the USAC Business and its present relationships with its employees, suppliers, distributors, customers and others having business relationships with it and to keep available to the USAC Business the services of the employees of USAC;

                 (v) not grant any increase in the compensation payable or to become payable to any officer or other employee of USAC and not contribute or make any commitment to, or representation that it shall, contribute any amounts to any employee plan of USAC, or otherwise alter any employee plan of USAC or the funding thereof except as required by law or by the terms of any such plan as in effect on the date of this Agreement;

                 (vi) maintain the books, accounts and records of the USAC Business in the usual, regular and ordinary manner on a basis consistently applied;

                 (vii) not cause the USAC Business to incur any obligation or liability, whether absolute, fixed or contingent, except in the ordinary course of business;

                 (viii) not sell, transfer, license or otherwise dispose of, or agree to sell, transfer, license or otherwise dispose of any of the patents, trademarks, trade names, service marks, assumed names, copyrights or applications therefor listed on Schedule 5.18(b);

                 (ix) not declare, set aside or pay any dividend or other distribution in respect of any of the capital stock of USAC;

                 (x) not terminate, discontinue, close or dispose of any facility or business operation of the USAC Business;

                 (xi) not make any capital expenditures or any commitments for capital expenditures which individually exceeds $10,000 or in the aggregate exceed $40,000;

                 (xii) not transfer, lease or otherwise dispose of any of the property or assets of the USAC Business except in the ordinary course of business consistent with past practice; or

                 (xiii) not repay any indebtedness other than in the ordinary course of business and consistent with past practice.

                 (xiv) not authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock except for the Private Placement;

                 (xv) not authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into, any agreement in principle or any agreement with respect to any plan of liquidation or dissolution, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights;

                 (xvi) not take any action that would, or could reasonably be expected to, result in (i) any of the conditions set forth in Article VIII and IX not being satisfied or (ii) a material delay in the satisfaction of such conditions;

                 (xvii) not make any material change in its methods of accounting in effect at the Balance Sheet Date, except as required by changes in GAAP as concurred in by its independent auditors, or change its fiscal year; or

                 (xviii) not take any action that would cause the representations and warranties set forth in Article V and V(A) to no longer be true and correct;

         7.8 Covenant to Satisfy Conditions. Bonds, Landes, USAB and USAC shall each use their respective best efforts to insure that the conditions set forth in Articles VIII and IX hereof, respectively are satisfied, insofar as such matters are within their respective control.

         7.9 Confidentiality. Each party to this Agreement shall hold, and shall cause their respective consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other parties furnished to it by any other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information shall be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished) , and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with the transactions contemplated by this Agreement. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. The foregoing provision shall not preclude Bonds from disclosing the terms of this Agreement to any potential investor in the Private Placement, subject to such investors agreement to maintain the confidentiality of such terms.

         7.10 Assignment of Confidentiality Agreements. Schedule 7.10 contains a complete and accurate list of all confidentiality agreements entered into by Bonds or any of Bonds' shareholders with any person, corporation or other entity in connection with the proposed sale of the stock or assets of Bonds. On or prior to the Closing Date, Bonds shall assign to Newco all of its rights under such confidentiality agreements.

         7.11 Competition.

              (a) Bonds acknowledges that Newco and USAB would be irreparably damaged if Bonds' confidential knowledge of the Bonds Business were disclosed to or utilized on behalf of any person, firm, corporation or other business entity that is in competition with Bonds, and Bonds agrees that it shall not, and shall cause its Affiliates not to, at any time, without the prior written consent of Newco and USAB, disclose or use any such confidential information.

              (b) In furtherance of this Section 7.11 and to secure the interests of Newco and USAB hereunder, Bonds agrees that for a period of three years following the Closing Date, it shall not, nor will it permit any of its Affiliates to, directly or indirectly, participate in the ownership, management, operation or control of, or have any financial interest in or aid or assist any person in the conduct of, any business (a "Competitive Operation") that competes with the Bonds Business as conducted by Newco at any time in any area where the Bonds Business is then conducted; provided, however, that ownership of not more than two percent of the equity securities of any publicly held Competitive Operation shall not constitute a violation of this subparagraph (b).

              (c) If any provision of this Section 7.11 shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and all other such provisions shall continue in full force and effect to the full extent consistent with law. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision which, together with all other provisions of this Agreement, shall likewise continue in full force and effect to the full extent consistent with law.

              (d) Bonds acknowledges that a violation by it or any of its Affiliates of any of the covenants contained in this Section 7.11 would cause immeasurable and irreparable damage to Newco and USAB. Bonds accordingly acknowledges that Newco and USAB shall be entitled to injunctive relief in any court of competent jurisdiction in the Commonwealth of Pennsylvania for any actual or threatened violation of any such covenant, without posting a bond or other security, in addition to any other remedies available to Newco and USAB.

         7.12 Exclusivity. Except for the Private Placement, Bonds and Landes, jointly and severally, represent that, other than the transactions contemplated by this Agreement, Bonds is not a party to or bound by any agreement with respect to a possible merger, sale, restructuring, refinancing or other disposition of all or any material part of the Bonds Business or the assets or capital stock of Bonds (each a "Bonds Sale"). Neither Bonds nor Landes shall, and neither of them shall authorize, any officer, director, employee or agent of Bonds to, or authorize any investment banker, attorney, accountant or other representative retained by Bonds or any Affiliate of Bonds to, directly or indirectly, solicit offers for a Bonds Sale with any other potential purchaser, nor provide any information to any other potential purchaser regarding Bonds or the Bonds Business in connection with a Bonds Sale at any time prior to the Closing. Bonds will promptly advise USAB of any offer, solicitation or request for information received by it from any person, including the identity of the Person making such offer, solicitation or request and the nature of terms (if any) of any such offer, solicitation or request.

                                  ARTICLE VIII

                   CONDITIONS TO OBLIGATIONS OF USAB AND USAC

         The obligations of USAB and USAC under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

         8.1 Representations and Warranties of Bonds and Landes. The representations and warranties of Bonds and Landes contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by Bonds or Landes pursuant to this Agreement shall be true, complete and accurate as of the date when made and as of the Closing Date as though such representations and warranties were made at and as of such dates, except for any changes expressly permitted by this Agreement.

         8.2 Performance by Bonds and Landes. Bonds and Landes shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

         8.3 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or govern mental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (a) restrains or prohibits the consummation of the transactions contemplated hereby, (b) could have a material adverse effect on Newco's ability to exercise control over or manage the Bonds Business after the Closing or (c) could have a Material Adverse Effect on the Bonds Business, the Bonds Assets or Newco.

         8.4 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

         8.5 Officer's and Landes' Certificates. Bonds shall have delivered to USAB and Newco a certificate, dated the Closing Date, executed by the Chief Executive Officer and Chief Financial Officer of Bonds, and Landes shall have delivered a personal certificate, certifying the fulfillment of the conditions specified in Sections 8.1 and 8.2.

         8.6 Secretary's Certificate from Bonds. Bonds shall have delivered to USAB, USAC and Newco a certificate, dated the Closing Date, executed by the Secretary of Bonds, certifying as to Bonds' articles of incorporation, by-laws or other governing documents and resolutions adopted by Bonds' board of directors and shareholders with respect to the transactions contemplated hereby attached thereto.

         8.7 Documents. The Bonds Related Instruments and all other documents to be delivered by Bonds at the Closing shall have been so delivered and shall be satisfactory in form and substance to USAB.

         8.8 Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained that are necessary, in the opinion of counsel to USAB, in connection with (a) the execution and delivery by Bonds of this Agreement or the Related Instruments, (b) the consummation by Bonds of the transactions contemplated hereby or thereby, (c) the ownership and operation by Newco of the Bonds Assets or (d) the conduct by Newco of the Bonds Business as conducted on the date hereof, and copies of all such licenses, permits, consents, approvals and authorizations shall have been delivered to Newco.

         8.9 Material Adverse Change. There shall not have occurred any material adverse change in the business, operations, assets, financial condition or results of operations of Bonds since the Bonds Balance Sheet Date.

         8.10 Representations and Warranties of Newco. The representations and warranties of Newco contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by Newco pursuant to this Agreement shall be true, complete and accurate as of the date when made and as of the Closing Date as though such representations and warranties were made at and as of such dates, except for any changes expressly permitted by this Agreement.

         8.11 Performance by Newco. Newco shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

         8.12 Newco's Certificates. Newco shall have delivered to USAB (a) a certificate, dated the Closing Date, executed by the Chief Executive Officer and Chief Financial Officer of Newco certifying the fulfillment of the conditions specified in Sections 8.11 and 8.12; and (b) a certificate, dated the Closing Date, executed by the Secretary of Newco, certifying as to Newco's articles of incorporation, by-laws or other governing documents and resolutions adopted by Newco's board of directors and shareholders with respect to the transactions contemplated hereby attached thereto.

         8.13 Employment Agreements. Newco shall have executed employment agreements with Sean Sweeney and Gene Stice, as set forth in Section 2.4(c).

         8.14 Private Placement. The Private Placement shall have closed with respect to investments resulting in a minimum of $300,000 net proceeds to be included in the Bonds Assets to be contributed to Newco.

                                   ARTICLE IX

                  CONDITIONS TO OBLIGATIONS OF BONDS AND LANDES

         The obligations of Bonds and Landes under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

         9.1 Representations and Warranties of USAB and USAC. The representations and warranties of USAB and USAC contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by USAB or USAC pursuant to this Agreement, shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for any changes expressly permitted by this Agreement.

         9.2 Performance by USAB and USAC. USAB and USAC shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.

         9.3 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or govern mental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (a) restrains or prohibits the consummation of the transactions contemplated hereby, (b) could have a material adverse effect on Newco's ability to exercise control over or manage the USAC Business after the Closing or (c) could have a Material Adverse Effect on the USAC Business, the USAC Stock or Newco.

         9.4 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

         9.5 Officer's Certificates from USAB and USAC. USAB and USAC shall have delivered to Bonds, Landes and Newco certificates, dated the Closing Date, executed by their respective Chief Executive Officers and Chief Financial Officers, certifying to the fulfillment of the conditions specified in Sections
9.1 and 9.2.

         9.6 Secretary's Certificates from USAB and USAC. USAB and USAC shall have delivered to Bonds, Landes and Newco certificates, dated the Closing Date, executed by their respective Secretaries certifying as to their respective articles of incorporation, by-laws or other governing documents and resolutions adopted by their respective boards of directors and shareholders with respect to the transactions contemplated hereby attached thereto.

         9.7 Dissenting Shares. The aggregate number of shares of stock held by stockholders of Bonds who exercise their appraisal or dissenting rights under the Washington __________ shall not exceed 5% of the number of shares of stock issued and outstanding immediately prior to the Closing Date.

         9.8 No Material Adverse Change. There shall not have occurred any material adverse change in the business, operations, assets, financial condition or results of operations of USAC since the USAC Balance Sheet Date.

         9.9 Documents. The USAB Related Instruments and all other documents to be delivered by USAB at the Closing shall have been so delivered and shall be satisfactory in form and substance to Bonds.

         9.10 Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained that are necessary, in the opinion of counsel to Bonds, in connection with (a) the execution and delivery by USAB and USAC of this Agreement or the Related Instruments, (b) the consummation by USAB and USAC of the transactions contemplated hereby or thereby, (c) the ownership by Newco of the USAC Stock or (d) the conduct by Newco of the USAC Business as conducted on the date hereof, and copies of all such licenses, permits, consents, approvals and authorizations shall have been delivered to Newco.

         9.11 Representations and Warranties of Newco. The representations and warranties of Newco contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by Newco pursuant to this Agreement shall be true, complete and accurate as of the date when made and as of the Closing Date as though such representations and warranties were made at and as of such dates, except for any changes expressly permitted by this Agreement.

         9.12 Performance by Newco. Newco shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

         9.13 Newco's Certificates. Newco shall have delivered to Bonds (a) a certificate, dated the Closing Date, executed by the Chief Executive Officer and Chief Financial Officer of Newco shall have delivered a personal certificate, certifying the fulfillment of the conditions specified in Sections 9.12 and 9.13; and (b) a certificate dated the Closing Date, executed by the Secretary of Newco, certifying as to Newco's articles of incorporation, by-laws or other governing documents and resolutions adopted by Newco's board of directors with respect to the transactions contemplated hereby attached hereto.

         9.14 Employment Agreement. Newco shall have executed an employment agreement with David Landes, as set forth in Section 2.4(c).

                                    ARTICLE X

                            TERMINATION OF AGREEMENT

         10.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

              (a) by mutual agreement of Bonds and USAB;

              (b) by USAB, on or after June 30, 2000, if any of the conditions provided in Article VIII of this Agreement have not been met and have not been waived in writing by USAB prior to such date unless such conditions have not been met due to a failure by USAB or USAC to comply in any material respect with their respective covenants and agreements under this Agreement or USAB or USAC is then in material breach hereunder; or

              (c) by Bonds on or after June 30, 2000, if any of the conditions provided in Article IX of this Agreement have not been met and have not been waived in writing by Bonds prior to such date, unless such conditions have not been met due to a failure by Bonds or Landes to comply in any material respect with their respective covenants and agreements under this Agreement or Bonds or Landes is then in material breach hereunder.

         10.2 Procedure Upon Termination. In the event of termination pursuant to Section 10.1, written notice thereof shall immediately be given by the terminating party to the other parties and the transactions contemplated by this Agreement shall be terminated without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

              (a) Bonds and Landes on the one hand and USAB and USAC on the other hand shall return all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing such items;

              (b) all confidential information received by any party with respect to the business of the other parties or their Affiliates shall be treated in accordance with Section 7.19; and

              (c) such termination shall not in any way limit or restrict the rights and remedies of any party against any other party hereto that has willfully breached any of the agreements or other provisions of this Agreement prior to the termination hereof.

                                   ARTICLE XI

                            NEWCO BOARD OF DIRECTORS

         11.1 Board Representation. As of the Closing Date and for so long USAB owns shares of Newco Common Stock, USAB shall be entitled to designate members of Newco's Board of Directors so that the number of Directors so designated is in the same proportion to the number comprising the entire Newco Board of Directors as the number of shares of Newco Common Stock owned by USAB bears to the total number of issued and outstanding shares of Newco Common Stock; provided that the number of Directors so designated by USAB shall not be fewer than two. Bonds agrees to vote for the Directors so designated by Bonds in any annual or special meeting at which Directors are elected. In the event of any vacancy among the members designated by Bonds, the remaining Directors designated by Bonds shall designate the member to fill such vacancy. Bonds agrees that in the event it transfers any of the shares of Newco stock owned by Bonds, such transfer shall be subject to the transferee's agreement to be bound by this Section 11.1.

         11.2 Changes to Board Representation. The parties agree that (a) they will amend the Board representation requirements set forth in Section 11.1 to accommodate subsequent investors in Newco that require Board representation as a condition of their investment, and (b) the requirements set forth in Section
11.1 shall terminate upon the first registration of Newco's securities under the Securities Exchange Act of 1933, as amended.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Press Releases and Public Announcements. Neither USAB and USAC, on the one hand, nor Bonds and Landes, on the other hand, shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other parties.

         12.2 Commissions. Each of the parties hereto represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby. Each of the parties hereto shall pay or discharge, and shall indemnify and hold the others harmless from and against, all claims or liabilities for brokerage commissions or finder's fees incurred by reason of any action taken by it.

         12.3 Further Assurances. From time to time, at any party's reasonable request and without further consideration, the other parties shall execute and deliver to the requesting party such documents and take such other action as may be reasonably requested in order to consummate more effectively the transactions contemplated hereby and to vest in Newco good and valid title to the Bonds Assets and the USAC Stock.

         12.4 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns of the parties hereto. The rights and obligations of any party hereunder may not be assigned without the consent of the other parties.

         12.5 Survivability; Investigations. The respective representations, warranties and agreements of the parties contained in this Agreement or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive beyond the Closing Date except for the representations, warranties and agreements set forth in Articles IV, V VA and VB, which shall survive the Closing Date for a period of one year, and Articles VI, XI and XII and Sections 3.3(b), which shall survive the Closing Date and a termination of this Agreement. This Section 12.5 shall have no effect upon any other obligation of any of the parties hereto, whether to be performed before or after the Closing Date.

         12.6 Reasonable Efforts. Subject to the terms and conditions herein provided, and applicable law, the parties each agree to use all commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         12.7 Entire Agreement, Amendments and Waiver.

              (a) This Agreement, the exhibits, the schedules and other writings referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior understandings and agreements, including the Letter of Intent dated April ___, 2000, between Bonds and USAB with respect to its subject matter.

              (b) This Agreement may be amended only by a written instrument duly executed by the parties. Any condition to a party's obligations or any agreement hereunder may be waived in writing by such party to the extent permitted by law.

         12.8 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.9 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by next-day courier, telex or facsimile transmission or mailed (registered or certified mail, postage prepaid, return receipt requested) to the addresses set forth below. Any such notice shall be effective upon receipt, if personally delivered or telecopied, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first class postage prepaid.

If to USAB:           USABancShares.com, Inc.
                      1535 Locust Street
                      Philadelphia, Pennsylvania 19102
                      Attention:   Brian Hartline, Chief Financial Officer
                      Facsimile No.: 215-569-4214

with copies to:       Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                      260 S. Broad Street
                      Philadelphia, Pennsylvania  19102-5003
                      Attention: Donald M. Millinger, Esq.
                      Facsimile No.: 215-568-6603
If to Bonds
or Landes:            Bondsonline, Inc.
                      7251 West Mercer Way
                      Mercer Island, Washington 98040
                      Attention: David Landes
                                 CEO and President
                      Facsimile No.:206-236-4230
with a copy to:       Barrett Gilman & Ziker
                      1000 Second Avenue, #3500
                      Seattle, Washington, 98177
                      Attention: Thomas L. Gilman, Esq.
                      Facsimile No.: 206-667-9087

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

         12.10 Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies, notwithstanding any conflict of laws, doctrines of such state or any other jurisdiction. Any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns may be brought and determined in the courts of the Commonwealth of Pennsylvania or the federal district court for the Eastern District of Pennsylvania, and each party hereto submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of such courts, and agrees that service of process in any such action or proceeding shall be effective if mailed to such party at the address specified herein. Each party hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of such courts for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable law, that
(a) the suit, action or proceeding in any such court is brought in an inconvenient forum, (b) the venue of such suit, action or proceeding is improper and (c) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         12.11 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

         12.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         12.13 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         12.14 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.15 Expenses. Each party hereto will bear its own costs and expenses (including fees and expenses of legal counsel, accountants, investment bankers, brokers or other representatives or consultants) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, if the Closing does not occur due to the failure of Bonds or Landes to fulfill the conditions set forth in Article VIII or the failure of USAB or USAC to fulfill the conditions set forth in Article IX, the party that failed to meet such conditions shall pay the fees and expenses of the other party.

         12.16 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         12.17 Incorporation of Exhibits and Schedules. The exhibits and the schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                  ARTICLE XIII

                                  DEFINED TERMS

                                    [UPDATE]

         13.1 Location of Certain Defined Terms. The following terms used in this Agreement are defined in the Section indicated:

                  Term                                       Section
                  ----                                       -------
                  Affiliate Agreement                         2.2
                  Assets                                      1.1
                  Assignment and
                    Assumption Agreement                      1.2
                  Authority                                   4.12
                  Balance Sheet                               4.5
                  Bill of Sale                                1.1

                  Term                                        Section
                  ----                                        -------
                  Books and Records                           2.2
                  Bonds                                       forepart
                  Bonds Assets                                1.1
                  Bonds Business                              forepart
                  Bonds Claims                                6.2
                  Bonds Common Stock                          4.1
                  Bonds Intellectual Property                 4.18
                  Business                                    forepart
                  Business Day                                2.1
                  Claim                                       6.3
                  Closing                                     2.1
                  Closing Date                                2.1
                  Code                                        forepart
                  Competitive Operation                       7.12
                  Damages                                     6.2
                  Employees                                   4.20
                  ERISA                                       4.20
                  Exchange                                    forepart
                  GAAP                                        4.5
                  Indemnified Party                           6.3
                  Indemnifying Party                          6.3
                  Interests                                   forepart
                  Landes                                      forepart
                  Laws                                        4.11
                  Material Adverse Effect                     4.1
                  Newco                                       forepart
                  Newco Common Stock                          1.1
                  Operating Agreement                         2.2
                  Other Instruments                           1.1
                  Plans                                       4.20
                  Private Placement                           4.1
                  Registration Rights Agreement               2.2
                  Related Instruments                         4.2
                  SEC                                         2.2
                  Securities Act                              2.2
                  Stockholders                                forepart
                  Taxes                                       4.12
                  Transaction                                 forepart
                  USAB                                        forepart
                  USAB Claims                                 6.2
                  USAC                                        forepart
                  USAC Assets                                 5.3
                  USAC Business                               forepart

                  Term                                        Section
                  ----                                        -------
                  USAC Certificate                            1.2
                  USAC Common Stock                           5.1
                  USAC Intellectual Property                  5.18
                  USAC Stock                                  1.2

                  13.2 Other Defined Terms. As used in this Agreement, the following terms have the meanings indicated:

                       "Affiliate" of a specified person means a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified. For purposes of this definition, "control" of an entity means the power, directly or indirectly, either to (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such entity or
(ii) direct or cause the direction of the management and policies of such entity whether by contract or otherwise.

                       "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA and any bonus, incentive, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) all of the foregoing in effect on the date of this Agreement, to which such Person is a party and which is maintained or contributed to by such person (excluding any plans or programs required to be maintained or contributed to under the local law of the jurisdiction in which such person is employed).

                       "Environmental Laws" means all federal, state and local, provincial and foreign, civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives or judicial or administrative orders relating to pollution or protection of the environment, natural resources or human health and safety, including, without limitation, laws relating to releases or threatened releases of Hazardous Substances (including, without limitation, releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport, disposal or handling of Hazardous Substances. "Environmental Laws" include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.ss.601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss.ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss.ss.251 et seq.), the Clean Air Act (42 U.S.C.ss.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.ss.2601 et seq.), the Oil Pollution Act (33 U.S.C.ss.ss.2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss.ss.11001 et seq.), the Occupational Safety and Health Act (29 U.S.C.ss.ss.651 et seq.) and all other state laws analogous to any of the above.

                       "Environmental Liabilities" means all liabilities of a Person that (i) arise under or relate to violations of Environmental Laws or arise in connection with or related to any matter disclosed or required to be disclosed on Schedules 4.24 or 5.24; and (ii) are attributable to actions occurring or conditions existing on or prior to the Closing Date.

                       "Hazardous Substances" means any toxic or otherwise hazardous substance, which is regulated under Environmental Laws.

                       "including" means including but not limited to.

                       "Person" means an individual, a partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, other entity or group.

                       "Subsidiary" of a person or entity means any corporation
(a) of which such person or entity directly or indirectly owns or controls at the time outstanding shares of stock or other equity securities that have in ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors of such corporation, or (b) of which shares of stock or other equity securities of the character described in the foregoing clause (a) shall at the time be owned or controlled directly or indirectly by such person or entity and one or more of its Subsidiaries or by one or more of its Subsidiaries.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of USAB, USAC, Bonds and Newco by David Landes on the date first written above.

                                           USABANCSHARES.COM, INC.



                                           By: /s/ Brian M. Hartline
                                               -------------------------------
                                                Name: Brian M. Hartline
                                                Title: Chief Financial Officer


                                           USACAPITAL, INC.



                                           By: /s/ Harold E. Stice
                                               -------------------------------
                                               Name: Harold E. Stice
                                               Title: Chief Financial Officer

                                           BONDSONLINE, INC.


                                           By: /s/ David Landes
                                               -------------------------------
                                               Name: David Landes
                                               Title: CEO and President



                                           By: /s/ David Landes
                                               -------------------------------
                                               David Landes


                                           BONDSONLINE GROUP, INC.



                                           By: /s/ Harold E. Stice
                                               -------------------------------
                                               Name: Harold E. Stice
                                               Title: Chief Financial Officer

EXHIBIT A

                                  BILL OF SALE


         Bondsonline, Inc., a Washington corporation ("Bonds"), for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby sells, conveys, transfers and assigns to Bondsonline Group, Inc., a Delaware corporation, ("Newco"), its successors and assigns, all right, title and interest in and to all of the Bonds Assets (as defined in that certain Asset Contribution Agreement, dated as of May 25, 2000, among USABancShares.com, Inc., USACapital, Inc., Bonds, David Landes and Newco (the "Asset Contribution Agreement")) wherever situated. The Bonds Assets shall include, without limitation, (i) all assets reflected on the Bonds Balance Sheet, (ii) the Bonds Intellectual Property, (iii) the net proceeds derived from the Private Placement, and (iv) the bank accounts set forth on Schedule 4.22 to the Asset Contribution Agreement.

         Bonds hereby agrees that, from time to time after the delivery of this Bill of Sale, it will, at the request of Newco and without further consideration, promptly take such further action and execute and deliver such additional assignments, bills of sale, consents or other similar instruments as Newco may reasonably deem necessary to complete the transfer of title to the Bonds Assets to, or vest them in, Newco, and in the case of contracts and rights, if any, which cannot be effectively transferred to Newco without the consent of third parties not heretofore obtained, to use its best efforts to obtain such consents promptly, and if any such consents are unobtainable, to use its best efforts to assure to Newco the benefits thereof.

         Bonds further agrees that in the event Newco shall acquire title to any of the Bonds Assets subject to any mortgage, lien, security interest, claim, charge or other encumbrance, Bonds shall promptly cause such mortgage, lien, security interest, claim, charge or other encumbrance to be terminated or otherwise discharged.

         Capitalized terms used in this Bill of Sale and not defined herein, shall have the meaning given to them in the Asset Contribution Agreement.

         IN WITNESS WHEREOF, Bonds has caused this Bill of Sale to be executed by its duly authorized representative as of this 25th day of May, 2000.

                                               Bondsonline, Inc.



                                               By: /s/ David V. Landes
                                                   ----------------------
                                                   Name: David V. Landes
                                                   Title: President

EXHIBIT B


                             ASSIGNMENT OF TRADEMARK


         This Assignment is made as of this 25th day of May, 2000 by Bondsonline, Inc., a Washington corporation ("Assignor"), having its mailing address at 7251 West Mercer Way, Mercer Island, Washington 98040, to Bondsonline Group, Inc., a Delaware corporation ("Assignee"), having a mailing address at 1535 Locust Street, Philadelphia, PA 19102.

         WHEREAS, Assignor has adopted and is currently using the trademark set forth on Annex I hereto, for which it has applied for registration in the United States Patent and Trademark Office for use in connection with goods indicated in such application (the "Mark");

         WHEREAS, pursuant to that certain Asset Contribution Agreement, dated as of May 25, 2000, to which Assignor and Assignee are both among the parties, Assignor has agreed to transfer its entire interest in the Mark to Assignee; and

         WHEREAS, Assignee desires to acquire Assignor's entire interest in the Mark.

         NOW, THEREFORE, for valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Mark, the trademark application, and all good will of the business symbolized by the Mark.

         Assignor hereby assigns to Assignee all unsatisfied claims for damages by reason of past infringement of the Mark, with the right to sue for such damages and collect same for its own use and benefit and for the use and benefit of its successors, assigns or other legal representatives.

         IN WITNESS WHEREOF, Assignor has caused this instrument to be executed by its duly authorized representative as of the date set forth above.


                                            Bondsonline, Inc.


                                                By: /s/ David V. Landes
                                                    ---------------------
                                                    Name: David V. Landes
                                                    Title: President

STATE OF WASHINGTON
COUNTY OF KING

         Before me, Thomas L. Gilman, a Notary Public in and for the State and County aforesaid, personally appeared David V. Landes, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the President of Bondsonline, Inc., a Washington corporation, the within named corporation, and that he as such President, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation, as such officer.

         WITNESS my hand and seal at office, on this 25th day of May, 2000.


                                                   /s/ Thomas L. Gilman
                                                   ---------------------------
                                                   Notary Public


My Commission Expires:

1-19-03

                                     ANNEX I

                                      MARK


   Mark                   Application Date           International Class
   ----                   ----------------           -------------------

Bondsonline                 May 17, 2000                     36

EXHIBIT C


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), dated as of May 25, 2000, is by and between Bondsonline Group, Inc., a Delaware corporation ("Newco") and Bondsonline, Inc., a Washington corporation ("Bonds").

                                   BACKGROUND:

         A. Bonds, Newco, USABancShares.com., Inc., USACapital, Inc., and David Landes are parties to an Asset Contribution Agreement, dated as of May 25, 2000 (the "Asset Contribution Agreement"), pursuant to which Bonds is selling and transferring to Newco all of the Bonds Assets (as defined in the Asset Contribution Agreement).

         B. In partial consideration therefor, the Asset Contribution Agreement requires that Newco agree to perform, pay or discharge certain liabilities and obligations of Bonds.

         NOW, THEREFORE, for valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

         XIV Assumption of Liabilities. Bonds hereby assigns to Newco and, Newco hereby undertakes, assumes and agrees to perform, pay or discharge in accordance with their terms, to the extent not heretofore performed, paid or discharged and subject to the limitations contained in this Agreement, the liabilities and obligations of Bonds described in Schedule I hereto, but only to the extent and in the amounts that such liabilities and obligations are so listed or described.

         XV Contested Claims. Nothing contained herein shall prevent Newco from contesting in good faith the amount or validity of any liability assumed hereunder.

         XVI Remedies. The assumption by Newco of the liabilities and obligations set forth in this Agreement shall not be construed to defeat, impair or limit in any way the rights, claims or remedies of Newco under the Asset Contribution Agreement.

         XVII No Other Liabilities. Other than as specifically set forth in this Agreement, Newco assumes no liability or obligation of any kind, character or description of Bonds or any other person.

         XVIII Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         XIX Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto.

         XX Amendments and Waiver. No modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         XXI Severability. In the event that any provision of this Agreement shall be held to be unenforceable for any reason, such unenforceability shall not affect any other provision hereof.

         XXII Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall be one and the same instrument.


         IN WITNESS WHEREOF, the parties have caused this Assumption Agreement to be executed by their duly authorized representatives as of the date first written above.

                                          BONDSONLINE GROUP, INC.


                                          By: /s/ Sean M. Sweeney
                                              ------------------------------
                                              Name: Sean M. Sweeney
                                              Title: President


                                          BONDSONLINE, INC.


                                          By: /s/ David V. Landes
                                              ------------------------------
                                              Name: David V. Landes
                                              Title: President